EXHIBIT 99.4

                       Proposed Capitalization
                       and Reorganization Value


                                                   Amount       Number
                                                     in           of
New Wireless One's Capitalization                 $ million     Shares (000's)
------------------------------------------------------------------------------
BTA Notes                                         $    24.90    N/A
New Common Stock
   Old Unsecured Bondholders                      $   129.70     9,600
   Old Common Stock Holders                       $     5.40       400
   Total Enterprise Value Upon Reorganization     $   160.00    10,000

Warrants & Options
------------------------------------------------------------------------------
                                                  EXERCISE PRICE
                                                  --------------
Options to Management
     5 Year options to purchase 444,000 shares    $    13.51
     5 Year options to purchase 666,000 shares    To be determined by the New
                                                       Board of Directors
Warrants to Old Common Stock Holders
    5 Year warrants to purchase 1,235,000 shares  $    29.46



THE ESTIMATES OF ENTERPRISE VALUE SET FORTH HEREIN REPRESENT HYPOTHETICAL REORGANIZATION ENTERPRISE VALUES THAT WERE DEVELOPED
SOLELY  FOR  THE PURPOSE OF THE PLAN.   SUCH ESTIMATES REFLECT
COMPUTATIONS OF THE ESTIMATED ENTERPRISE VALUE OF REORGANIZED WIRELESS ONE THROUGH THE APPLICATION OF VARIOUS GENERALLY ACCEPTED VALUATION TECHNIQUES AND DO NOT REFLECT OR CONSTITUTE APPRAISALS OF THE ASSETS OF THE COMPANY OR THE ACTUAL MARKET VALUE OF THE COMPANY BECAUSE SUCH ESTIMATES ARE INHERENTLY UNCERTAIN. NEITHER THE COMPANY NOR BT ALEX. BROWN ASSUMES RESPONSIBILITY FOR THEIR ACCURACY.